As filed with the Securities and Exchange Commission on August 8, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166458
(State of Incorporation)	(I.R.S. Employer Identification No.)

1201 Charleston Road

Mountain View, CA  94043

(650) 251-6100

(Address of principal executive offices)

2009 Equity Incentive Plan

(Full title of the plan)

Randall A. Lipps

President and Chief Executive Officer

1201 Charleston Road

Mountain View, CA  94043

(650) 251-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sally Kay, Esq.

Cooley LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,600,000 shares	$15.39	$40,014,000.00	$4,645.63

(1)                                  Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of February 6, 2003, as amended from time to time, by and between the Registrant and EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on The NASDAQ Global Market on August 5, 2011, in accordance with Rule 457(c) of the Securities Act.

The registration fee is calculated as follows:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future issuance under the 2009 Equity Incentive Plan	2,600,000	$15.39	$40,014,000.00

Registration Fee			$4,645.63

EXPLANATORY NOTE

Omnicell, Inc. (the “Registrant”) previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to the Registrant’s 2009 Equity Incentive Plan on May 29, 2009 (File No. 333-159562) (the “Prior Registration Statement”).  This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,600,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2009 Equity Incentive Plan.  Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                     INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

•                  Annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on March 11, 2011;

•                  Quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 10, 2011;

•                  Quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 5, 2011; and

•                  The description of the Registrant’s common stock contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 3, 2001 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference herein.

ITEM 5.                                                     INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of duty of loyalty to the Registrant or to its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•                  for unlawful payment of dividends or unlawful stock repurchases or redemptions under 174 of the Delaware General Corporation Law; or

•                  for any transaction from which the director derived an improper personal benefit.

The Registrant’s Certificate further provides that it must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant believes that the indemnification under the Certificate covers acts of negligence and gross negligence on the part of indemnified parties.

The Registrant has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Registrant to indemnify each director and officer for certain expenses including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant, any subsidiary of the Registrant, or any other company or enterprise to which the person provides services at the Registrant’s request.

ITEM 8.  EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 000-33043).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed on March 28, 2003 (File No. 000-33043).

4.4	Bylaws of the Registrant, as amended. Incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on August 9, 2007 (File No. 000-33043).

4.5	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.6

Rights Agreement, dated February 6, 2003, between Registrant and EquiServe Trust Company, N.A. Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 14, 2003 (File No. 000-33043).

5.1	Opinion of Cooley LLP, as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2009 Equity Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 22, 2010 (File No. 000-33043).

ITEM 9.                                                     UNDERTAKINGS.

1.                                      The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 8th day of August, 2011.

OMNICELL, INC.

By:	/s/ Robin G. Seim
Robin G. Seim
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Robin G. Seim, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RANDALL A. LIPPS	Chief Executive Officer, President and Chairman	August 8, 2011
Randall A. Lipps	of the Board (Principal Executive Officer)

/s/ ROBIN G. SEIM	Vice President, Chief Financial Officer	August 8, 2011
Robin G. Seim	(Principal Financial and Accounting Officer)

/s/ MARY E. FOLEY	Director	August 8, 2011
Mary E. Foley

/s/JAMES T. JUDSON	Director	August 8, 2011
James T. Judson

/s/ RANDY D. LINDHOLM	Director	August 8, 2011
Randy D. Lindholm

/s/ GARY S. PETERSMEYER	Director	August 8, 2011
Gary S. Petersmeyer

/s/ DONALD C. WEGMILLER	Director	August 8, 2011
Donald C. Wegmiller

/s/ SARA J. WHITE	Director	August 8, 2011
Sara J. White

/s/ JOSEPH E. WHITTERS	Director	August 8, 2011
Joseph E. Whitters

/s/ WILLIAM H. YOUNGER, JR.	Director	August 8, 2011
William H. Younger, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 000-33043).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock. Incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed on March 28, 2003 (File No. 000-33043).

4.4	Bylaws of the Registrant, as amended. Incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on August 9, 2007 (File No. 000-33043).

4.5	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1, as amended, filed on March 14, 2001.

4.6

Rights Agreement, dated February 6, 2003, between Registrant and EquiServe Trust Company, N.A. Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 14, 2003 (File No. 000-33043).

5.1	Opinion of Cooley LLP, as to the legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	2009 Equity Incentive Plan, as amended. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 22, 2010 (File No. 000-33043).